Exhibit 4.2

ROYAL CARIBBEAN CRUISES LTD.,
as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

FIFTH SUPPLEMENTAL INDENTURE

Dated as of February 27, 2026

SENIOR DEBT SECURITIES

Supplemental to Indenture dated as of July 31, 2006

This FIFTH SUPPLEMENTAL INDENTURE, dated as of February 27, 2026 (this “Fifth Supplemental Indenture”), between ROYAL CARIBBEAN CRUISES LTD., a corporation incorporated and existing under the laws of the Republic of Liberia (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee under the Indenture referred to below (hereinafter called the “Trustee”).

WHEREAS, the Company entered into an Indenture dated as of July 31, 2006 (the “Basic Indenture,” all capitalized terms used in this Fifth Supplemental Indenture and not otherwise defined being used as defined in the Basic Indenture) with the Trustee, for the purposes of issuing its unsecured and unsubordinated indebtedness in one or more series (the “Securities”) in such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company;

WHEREAS, the Company entered into a Third Supplemental Indenture dated as of November 28, 2017 with the Trustee to provide for the issuance of the Company’s 3.700% Senior Notes due 2028;

WHEREAS, the Company entered into a Fourth Supplemental Indenture dated as of October 1, 2025 with the Trustee to provide for the issuance of the Company’s 5.375% Senior Notes due 2036 (the “Fourth Supplemental Indenture”);

WHEREAS, the Company proposes to issue two series of Securities denominated as its (i) “4.750% Senior Notes due 2033” (such Securities being referred to herein as the “2033 Senior Notes”) and (ii) “5.250% Senior Notes due 2038” (such Securities being referred to herein as the “2038 Senior Notes” and, together with the 2033 Senior Notes, the “Senior Notes”);

WHEREAS, Section 901(6) of the Basic Indenture provides that without the consent of the Holders of the Securities of any series, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Basic Indenture to establish the form or terms of Securities of any series as contemplated by Sections 201 and 301 thereof;

WHEREAS, Section 901(2) of the Basic Indenture provides that without the consent of the Holders of the Securities of any series, the Company may add to the covenants of the Company for the benefit of the Holders of the Securities of all or any series (and if such covenants are to be for the benefit of the Securities of less than all series, stating that such covenants are expressly being included solely for the benefit of the Securities of such series) or to surrender any right or power therein conferred upon the Company;

WHEREAS, Section 901(5) of the Basic Indenture provides that without the consent of the Holders of the Securities of any series, the Company may add to, change or eliminate any of the provisions of the Basic Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding;

WHEREAS, the entry into this Fifth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Basic Indenture; and

WHEREAS, all things necessary have been done to make this Fifth Supplemental Indenture, when executed and delivered by the Company, the legal, valid and binding agreement of the Company, in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

The parties hereto mutually covenant and agree as follows:

SECTION 1.      There is hereby created and authorized the series of notes entitled “4.750% Senior Notes due 2033” which shall be in the form attached hereto as Exhibit A.

There is hereby created and authorized the series of notes entitled “5.250% Senior Notes due 2038” which shall be in the form attached hereto as Exhibit B.

SECTION 2.      The Basic Indenture is hereby amended solely with respect to the 2033 Senior Notes and the 2038 Senior Notes as follows:

(A)          By amending Section 101 to Article One to add new definitions thereto in appropriate alphabetical sequences, as follows:

“2033 Notes Par Call Date” has the meaning specified in Section 1109.

“2038 Notes Par Call Date” has the meaning specified in Section 1109.

“Additional 2033 Notes” has the meaning specified in Section 312.

“Additional 2038 Notes” has the meaning specified in Section 312.

“Attributable Debt” means, as to any particular lease under which any Person is liable, at the time of determination, the present value (discounted at the interest rate implicit in the lease or, if not known, at the Company’s incremental borrowing rate) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction including any period for which such lease has been extended or may, at the sole option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

“Change in Tax Law” has the meaning specified in Section 1108(b).

A “Change of Control” shall be deemed to occur upon the consummation of any transaction pursuant to which:

(1)       any “person” or “group” of related persons is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting stock of the Company; or

(2)       the Company conveys, transfers or leases its properties and assets substantially as an entirety to any other person, other than to a Subsidiary of the Company.

For purposes of this definition, (a) “person” and “group” have the meanings they have in Sections 13(d) and 14(d) of the Exchange Act; and (b) “beneficial owner” is used as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all voting stock that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group” for purposes of clause (1) above; provided that no “person” or “group” beneficially owns, directly or indirectly, more than 50% of the total voting power of the voting stock of such holding company.

“Change of Control Offer” has the meaning specified in Section 1011(a).

“Change of Control Payment” has the meaning specified in Section 1011(b)(1).

“Change of Control Payment Date” has the meaning specified in Section 1011(b)(2).

“Change of Control Triggering Event,” with respect to a series of Senior Notes, means the occurrence of both (i) a Change of Control and (ii) a Rating Decline associated with such Change of Control.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) which under accounting principles generally accepted in the United States would be included on a consolidated balance sheet of the Company and its Restricted Subsidiaries after deducting therefrom, without duplication, the sum of (i) all current liabilities except for (A) notes and loans payable, (B) current maturities of long term debt, (C) current maturities of obligations under capital leases and (D) customer deposits and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress of either party, determined in good faith by the Company’s Chief Executive Officer or responsible accounting or financial officer of the Company.

“Fitch” means Fitch Ratings and its successors.

“Funded Debt” means any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed, whether secured or unsecured, maturing more than one year after the date of determination thereof and any indebtedness, regardless of its terms, renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than 360 days after the date of the creation of indebtedness.

“H.15” has the meaning specified in Section 1109.

“H.15 TCM” has the meaning specified in Section 1109.

An “Investment Grade” rating means, as applicable, a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), BBB- or better by S&P (or its equivalent under any successor rating categories of S&P), BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), or if such Rating Agency ceases to rate the applicable series of Senior Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency.

“Lien” has the meaning specified in Section 1008.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Principal Property” means any real or personal property owned or leased by the Company or any Subsidiary the net book value of which on the date as of which the determination is being made exceeds 5% of the Company’s Consolidated Net Tangible Assets, other than any such real or personal property which, in the opinion of the Company’s Board of Directors, is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole.

“Rating Agencies” means each of (x) Moody’s, (y) S&P and (z) Fitch (or, if any of Moody’s, S&P or Fitch or all three shall not make a rating on the applicable series of Senior Notes publicly available, a nationally recognized rating organization, or organizations, as the case may be, selected by the Company that shall be substituted for any of Moody’s, S&P or Fitch or all three, as the case may be, with respect to the applicable series of Senior Notes).

A “Rating Decline,” with respect to a series of Senior Notes, shall be deemed to occur if during the period (the “Change of Control Period”) commencing on the date of the first public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (the “Public Notice Date”) and terminating on the date that is 60 days after consummation of the Change of Control (provided that if a Rating Agency announces, after the Public Notice Date and before expiration of the Change of Control Period, that the rating of the applicable series of Senior Notes is under review for possible downgrade by such Rating Agency, the Change of Control Period shall be extended until the first to occur of (x) the date that such Rating Agency announces the results of its review and (y) the date that is 180 days after consummation of the Change of Control), two or more Rating Agencies downgrade their respective rating of the applicable series of Senior Notes, such that after such downgrades, the applicable series of Senior Notes is not rated Investment Grade by two or more Rating Agencies, and at least two Rating Agencies do not thereafter during the Change of Control Period restore their respective Investment Grade rating of the applicable series of Senior Notes; provided, that a Rating Decline otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Decline for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing during the Change of Control Period that the reduction was the result, in whole or in part, of any event or circumstance comprised of, or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Decline).

“Remaining Life” has the meaning specified in Section 1109.

“Restricted Subsidiary” means any Subsidiary which owns or leases a Principal Property.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Tax Redemption Date” has the meaning specified in Section 1108.

“Treasury Rate” has the meaning specified in Section 1109.

(B)          By adding the following Section 312 to Article Three:

Section 312.      Additional Senior Notes.

2033 Senior Notes in the aggregate principal amount of U.S.$1,250,000,000 are being initially issued pursuant to this Fifth Supplemental Indenture. The Company may issue additional 2033 Senior Notes from time to time under this Fifth Supplemental Indenture (the “Additional 2033 Notes”). The 2033 Senior Notes and any Additional 2033 Notes subsequently issued shall be treated as a single class and, unless otherwise specified, all references to 2033 Senior Notes shall include the Additional 2033 Notes for all purposes under the Indenture and this Fifth Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

2038 Senior Notes in the aggregate principal amount of U.S.$1,250,000,000 are being initially issued pursuant to this Fifth Supplemental Indenture. The Company may issue additional 2038 Senior Notes from time to time under this Fifth Supplemental Indenture (the “Additional 2038 Notes”). The 2038 Senior Notes and any Additional 2038 Notes subsequently issued shall be treated as a single class and, unless otherwise specified, all references to 2038 Senior Notes shall include the Additional 2038 Notes for all purposes under the Indenture and this Fifth Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

(C)           By adding the following Section 1008 to Article Ten:

Section 1008.    Limitations on Liens.

The Company covenants and agrees that it will not, and will not permit any Restricted Subsidiary to incur, assume or suffer to exist any indebtedness for money borrowed secured by any mortgage, security interest, pledge or lien (“Lien”) upon any Principal Property, whether owned at the date the Senior Notes are issued or thereafter acquired, without providing that the Senior Notes shall be secured by such Lien equally and ratably with any and all other indebtedness thereby secured, so long as such indebtedness shall be so secured, unless after giving effect thereto, the aggregate amount of all such indebtedness for money borrowed secured by Liens on Principal Properties plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of sale and leaseback transactions (as defined in Section 1009) involving Principal Properties (other than sale and leaseback transactions permitted by clause (a)(1) of Section 1009 in reliance upon one of the exclusions set forth in paragraphs (1) through (6) below and clause (a)(2) of Section 1009) would not exceed 10% of Consolidated Net Tangible Assets; provided, however, that this Section 1008 shall not apply to, and there shall be excluded from indebtedness for money borrowed secured by Liens on Principal Properties in any computation under this Section 1008, indebtedness for money borrowed secured by:

(1)       Liens existing on the date the Senior Notes are issued;

(2)       Liens on any real or personal property of any Person existing at the time such Person became a Restricted Subsidiary and not incurred in contemplation of such Person becoming a Restricted Subsidiary;

(3)       Liens in favor of the Company or any Restricted Subsidiary;

(4)       Liens existing on any real or personal property at the time it is acquired by the Company or a Restricted Subsidiary or created within 18 months of the date of such acquisition, conditional sale and similar agreements;

(5)       purchase money Liens to secure the purchase price or construction cost of property incurred prior to, at the time of or within 18 months after the acquisition, the completion of the construction or the commencement of full operations of the property; and

(6)       any extension, renewal or refunding (or successive extensions, renewals or refundings) of any Lien referred to in the foregoing clauses (1) to (5) inclusive; provided the principal amount of such extension, renewal or refunding may not exceed the principal amount of the Lien being extended, renewed or refunded plus the amount of any premium or other costs paid in connection with such extension, renewal or refunding.

(D)          By adding the following Section 1009 to Article Ten:

Section 1009.    Limitation on Sales and Leasebacks.

Except for a sale or transfer between a Restricted Subsidiary and the Company or between Restricted Subsidiaries, the Company covenants and agrees that it will not and will not permit any Restricted Subsidiary to sell or transfer any Principal Property, with the intention that the Company or any Restricted Subsidiary take back a lease thereof, except a lease for a period, including renewals, of less than three years, by the end of which period it is intended that the use of such Principal Property by the lessee will be discontinued (any such transaction being herein referred to as a “sale and leaseback transaction”) unless either:

(1)       the Company or such Restricted Subsidiary could incur a Lien pursuant to Section 1008 on the Principal Property securing indebtedness for money borrowed in a principal amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the Senior Notes; or

(2)       (A) the gross proceeds of the sale or transfer of the Principal Property leased equals or exceeds the Fair Market Value of such Principal Property and (B) within one year after such sale or transfer of such Principal Property shall have been made by the Company or by a Restricted Subsidiary, the Company applies all of the net proceeds to (i) the voluntary retirement of Funded Debt of the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or a Restricted Subsidiary of one or more properties which on an aggregate basis have a purchase price in excess of 5% of Consolidated Net Tangible Assets (other than the Principal Property involved in such sale). A sale and leaseback transaction shall not include any sale and leaseback transactions (x) between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (y) involving the temporary taking back of a lease for a period, including renewals, of less than three years in the case where it is intended that at the end of the lease, the use of such property by the Company or such Restricted Subsidiary will be discontinued.

(E)           By adding the following Section 1010 to Article Ten:

Section 1010.    Maintenance of Properties.

The Company shall cause all properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this covenant shall prevent the Company or any Restricted Subsidiary from discontinuing the maintenance of any properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of the business of the Company or the business of any Restricted Subsidiary.

(F)           By adding the following Section 1011 to Article Ten as follows:

Section 1011.    Purchase of Senior Notes upon a Change of Control.

(a)       If a Change of Control Triggering Event occurs with respect to either series of the Senior Notes, unless the Company has exercised its right to redeem the applicable series of Senior Notes under Section 1109, each Holder of such series of the Senior Notes will have the right to require the Company, pursuant to a Change of Control Offer, to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Senior Notes of the applicable series pursuant to an offer on the terms set forth herein (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount of such Senior Notes repurchased plus accrued and unpaid interest and Additional Amounts, if any, on such Senior Notes repurchased to, but excluding, the date of purchase (subject to the right of Holders of such Senior Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date). No purchase in part shall reduce the principal amount at maturity of the Senior Notes held by any Holder to below $2,000.

(b)            Within 30 days following any Change of Control Triggering Event, the Company shall deliver a notice to each Holder of the applicable Senior Notes at such Holder’s registered address or otherwise deliver a notice in accordance with the procedures set forth in Section 1104, with a copy to the Trustee, stating:

(1)       that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Senior Notes at a purchase price in cash equal to 101% of the principal amount of such Senior Notes plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on a Regular Record Date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(2)       the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is delivered) (the “Change of Control Payment Date”);

(3)       that the Change of Control Offer is being made pursuant to this Section 1011 and that all Senior Notes of the applicable series properly tendered pursuant to the Change of Control Offer will be accepted for payment on the Change of Control Payment Date;

(4)       the Change of Control Payment;

(5)       the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

(6)       that Senior Notes of the applicable series must be surrendered on or prior to the Change of Control Payment Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

(7)       that the Change of Control Payment for any Senior Note of the applicable series which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Payment Date;

(8)       other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance of the Change of Control Offer;

(9)       that any Senior Note of the applicable series not tendered will continue to accrue interest; and

(10)     that, unless the Company defaults in the payment of the Change of Control Payment, any Senior Notes of the applicable series accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date.

(c)            Upon receipt by the Company of the proper tender of Senior Notes of the applicable series, the Holder of such Senior Note in respect of which such proper tender was made shall (unless the tender of such Senior Note is properly withdrawn) thereafter be entitled to receive solely the Change of Control Payment with respect to such Senior Note. Upon surrender of any such Senior Note for purchase in accordance with the foregoing provisions, the Holder of such Senior Note shall be paid by the Company on the Change of Control Payment Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Payment Date shall be payable to the Holders of such Senior Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 307. If any Senior Note of the applicable series tendered for purchase in accordance with the provisions of this Section 1011 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Payment Date at the rate prescribed therefor in such Senior Note. Holders electing to have Senior Notes purchased will be required to surrender such Senior Notes of the applicable series to the Paying Agent at the address specified in the Change of Control Offer at least one Business Day prior to the Change of Control Payment Date. Any Senior Note of the applicable series that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Senior Note without service charge, one or more new Senior Notes of the applicable series, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for, the portion of the principal amount of the Senior Note of such series so surrendered that is not purchased.

(d)            On the Change of Control Payment Date, with respect to each applicable series of Senior Notes, the Company will, to the extent lawful, (i) accept for payment all of the Senior Notes or portions of the Senior Notes (equal to $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change of Control Payment in respect of all of the Senior Notes of such series or portions of the Senior Notes of such series (equal to $2,000 or an integral multiple of $1,000 in excess thereof) which have been properly tendered and (iii) deliver or cause to be delivered to the Trustee the Senior Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of the Senior Notes of such series or portions thereof accepted for payment by the Company. The Paying Agent shall promptly deliver (or cause to be delivered) to each Holder of the Senior Notes of the applicable series whose Senior Notes of such series have been properly tendered and so accepted the Change of Control Payment for such Senior Notes, and the Company shall execute and the Trustee (or an authenticating agent appointed by the Company) shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Senior Note of the applicable series equal in principal amount to any unpurchased portion of the Senior Notes of such series surrendered, if any; provided that each such new Senior Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Senior Notes so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Any Senior Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Payment Date.

(e)            A tender made in response to a Change of Control Offer may be withdrawn if the Company receives, not later than the expiration date for the Change of Control Offer, or if there is no such expiration date, one Business Day prior to the Change of Control Payment Date, a written notice of withdrawal, specifying, as applicable:

(1)       the name of the Holder;

(2)       the certificate number of the Senior Note in respect of which such notice of withdrawal is being submitted;

(3)       the principal amount of the Senior Note (which shall be $2,000 or an integral multiple of $1,000 in excess thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

(4)       a statement that such Holder is withdrawing its election to have such principal amount of such Senior Note purchased; and

(5)       the principal amount, if any, of such Senior Note (which shall be $2,000 or an integral multiple of $1,000 in excess thereof) that remains subject to the original Change of Control Offer and that has been or will be delivered for purchase by the Company.

(f)            Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Payment; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Payment of the Senior Notes of the applicable series or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Payment Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

(g)            If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Senior Note of the applicable series is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

(h)            If Holders of not less than 90% in aggregate principal amount of the outstanding Senior Notes of a series validly tender and do not withdraw such Senior Notes in a Change of Control Offer and the Company, or any other person making a Change of Control Offer in lieu of the Company pursuant to this Section 1011, purchases all of the Senior Notes of such series validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer pursuant to this Section 1011, to redeem all Senior Notes of such series that remain outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount of the Senior Notes repurchased plus accrued and unpaid interest, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(i)             The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations (and rules of any exchange on which the Senior Notes of the applicable series are then listed) to the extent these laws, regulations or rules are applicable in connection with the repurchase of the Senior Notes of the applicable series pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations or exchange rules conflict with the provisions of this Section 1011, the Company shall comply with the applicable securities laws, regulations and rules and will not be deemed to have breached its obligations under this Section 1011 by virtue of such compliance.

(j)             The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event with respect to any series of Senior Notes if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture and this Fifth Supplemental Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Notes of the applicable series properly tendered and not withdrawn under the Change of Control Offer or (ii) a notice of redemption with respect to such series of Senior Notes has been given pursuant to the provisions of Section 1108 or Section 1109, unless and until there is a default in payment of the applicable Redemption Price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. In such event, the consummation of the Change of Control Offer may be delayed until such time (including more than 60 days after the original notification of the Change of Control Offer was given) the Change of Control Triggering Event occurs, or the Change of Control Offer may not be consummated if the Change of Control Triggering Event does not occur.

(k)            The provisions of this Section 1011 relating to the Company’s obligation to make a Change of Control Offer may be waived or modified with the consent of Holders of a majority in principal amount of the Senior Notes of that series then outstanding prior to the occurrence of the Change of Control.

(G)          By deleting the second paragraph of Section 1108 to Article Eleven and restating it as follows:

The Company may redeem either or both series of Senior Notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior written notice to the Holders of the applicable series of Senior Notes (which notice shall be irrevocable and given in accordance with the procedures set forth under Section 1104), at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed by the Company for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the applicable series of Senior Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the applicable series of Senior Notes, the Company is or would be required to pay Additional Amounts, and the Company cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new Paying Agent but excluding the reincorporation or reorganization of the Company), and the requirement arises as a result of:

(a)            any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a relevant tax jurisdiction which change or amendment is announced and becomes effective after the date of the prospectus supplement applicable to the Senior Notes at the time of initial sale thereof (or, if such tax jurisdiction becomes relevant on a date after the date of such document, after such later date); or

(b)           any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change or amendment is announced and becomes effective after the date of the prospectus supplement applicable to the Senior Notes at the time of initial sale thereof (or, if such tax jurisdiction becomes relevant on a date after the date of such document, after such later date) (each of the foregoing clauses (a) and (b), a “Change in Tax Law”).

The Company shall not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Company would be obligated to make such payment of Additional Amounts if a payment in respect of the applicable series of Senior Notes were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the delivery of any notice of redemption of the applicable series of Senior Notes pursuant to the foregoing, the Company shall deliver the Trustee an opinion of an independent tax advisor of recognized standing qualified under the laws of the relevant tax jurisdiction (which advisor shall be reasonably acceptable to the Trustee) to the effect that there has been a Change in Tax Law which would entitle the Company to redeem the applicable series of Senior Notes hereunder. In addition, before the Company delivers a notice of redemption of the applicable series of Senior Notes as described above, it shall deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Company taking reasonable measures available to it.

The Trustee will accept and shall be entitled to rely absolutely, and without liability to any Person therefor, on such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the Holders.

The foregoing provisions of this Section 1108 will apply, mutatis mutandis, to any successor of the Company with respect to a Change in Tax Law occurring after the time such Person becomes successor to the Company.

(H)          By adding the following Section 1109 to Article Eleven:

Section 1109. Optional Redemption.

Prior to February 15, 2033 (the date that is three months prior to the maturity date of the 2033 Senior Notes) (the “2033 Notes Par Call Date”), the Company may redeem the 2033 Senior Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)            (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the 2033 Senior Notes matured on the 2033 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to, but excluding, the Redemption Date, and

(2)            100% of the principal amount of the 2033 Senior Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the 2033 Notes Par Call Date, the Company may redeem the 2033 Senior Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the 2033 Senior Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Prior to August 27, 2037 (the date that is six months prior to the maturity date of the 2038 Senior Notes) (the “2038 Notes Par Call Date,” each of the 2033 Notes Par Call Date, and the 2038 Notes Par Call Date, a “Par Call Date”), the Company may redeem the 2038 Senior Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)            (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the 2038 Senior Notes matured on the 2038 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to, but excluding, the Redemption Date, and

(2)            100% of the principal amount of the 2038 Senior Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the 2038 Notes Par Call Date, the Company may redeem the 2038 Senior Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the 2038 Senior Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the applicable Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be delivered to each Holder of the applicable series of Senior Notes at such Holder’s registered address or otherwise transmitted in accordance with the procedures set forth in Section 1104, with a copy to the Trustee, at least 10 days but not more than 60 days before the Redemption Date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the Senior Notes of the applicable series for redemption will be made pro rata, or by lot or by such other method as the Company in its sole discretion deems appropriate and fair. No Senior Notes of a principal amount of $2,000 or less will be redeemed in part. If any Senior Note is to be redeemed in part only, the notice of redemption that relates to the Senior Notes will state the portion of the principal amount of the Senior Notes to be redeemed. A new Senior Note in a principal amount equal to the unredeemed portion of the Senior Notes will be issued in the name of the holder of the Senior Notes upon surrender for cancellation of the original note. For so long as the Senior Notes are held by DTC (or another depositary), the redemption of Senior Notes of either series shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the applicable Redemption Price, on and after the Redemption Date interest will cease to accrue on the applicable series of Senior Notes or portions thereof called for redemption.

(I)            By amending the table of contents of the Basic Indenture to reflect the additions described in Subsections (A) through (H) of this Section 2.

SECTION 3.           The Basic Indenture is hereby amended with respect to all future series of Securities to be issued under the Basic Indenture, including the Senior Notes issued hereby, as follows:

(A)          By deleting the below listed definition in Section 101 to Article One and restating it as follows:

“Corporate Trust Office” means any address of the Bank of New York Mellon Trust Company, N.A., designated by the Trustee, which shall initially be the office of the Trustee at which, at any particular time, its corporate trust business in Jacksonville, Florida shall be principally administered, which office as of the date hereof is located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted, which office as of the date hereof is located at 500 Ross Street, Suite 625, Pittsburgh, PA 15262; Attention: Corporate Trust Division – Corporate Finance Unit, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Company.

SECTION 4.           The Basic Indenture, as supplemented and amended by the Fourth Supplemental Indenture and this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and the Basic Indenture, the Fourth Supplemental Indenture and this Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 5.           The Company hereby directs the Trustee to execute this Fifth Supplemental Indenture.

SECTION 6.           If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Fifth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 7.           All covenants and agreements in this Fifth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 8.           In case any provision in this Fifth Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

SECTION 9.           Nothing in this Fifth Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Senior Notes any benefit or any legal or equitable right, remedy or claim under this Fifth Supplemental Indenture.

SECTION 10.         This Fifth Supplemental Indenture and each Senior Note shall be deemed to be a contract made under the laws of the State of New York and this Fifth Supplemental Indenture and each such Senior Note shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 11.         All terms used in this Fifth Supplemental Indenture not otherwise defined herein that are defined in the Basic Indenture shall have the meanings set forth therein.

SECTION 12.         This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 13.         Section 403, as amended by this Fifth Supplemental Indenture, of the Basic Indenture are applicable to the Senior Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed all as of the day and year first above written.

ROYAL CARIBBEAN CRUISES LTD.

By:	/s/ Antje Gibson
Name: Antje M. Gibson
Title: Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Mark A Golder
Name: Mark A Golder
Title: Vice President

[Signature Page to Fifth Supplemental Indenture]

Exhibit A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the “Depositary”) to Royal Caribbean Cruises Ltd., as Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

ROYAL CARIBBEAN CRUISES LTD.
4.750% SENIOR NOTES DUE 2033

REGISTERED U.S.$ CUSIP: 78017T AC7 ISIN: US78017TAC71

REGISTERED
No.

Royal Caribbean Cruises Ltd., a Liberian corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of $            United States Dollars on May 15, 2033 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from February 27, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 of each year, commencing November 15, 2026, at the rate of 4.750% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and, if such payment is so made, no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any), interest and Additional Amounts on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest in immediately available funds may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the payee located inside the United States.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic (including DocuSign or other electronic platform) signature, this Security shall not be entitled to any benefit under the Indenture or the Fifth Supplemental Indenture hereinafter referred to or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ROYAL CARIBBEAN CRUISES LTD.

By:
Name:
Title:

[Signature Page to Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Signature Page to Global Note]

REVERSE OF SECURITY

This Security is one of a duly authorized issue of senior securities evidencing unsecured and unsubordinated indebtedness of the Company (herein called the “Securities”), issued and to be issued in one or more series under and pursuant to an Indenture, dated as of July 31, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a Third Supplemental Indenture, dated as of November 28, 2017, a Fourth Supplemental Indenture, dated as of October 1, 2025 and a Fifth Supplemental Indenture, dated as of February 27, 2026, each between the Company and the Trustee (herein collectively the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption or repayment provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), and may otherwise vary as provided in the Indenture. This Security is a Global Security representing U.S.$              aggregate principal amount of a series of Securities designated as the 4.750% Senior Notes due May 15, 2033 of the Company, initially limited in aggregate principal amount to U.S.$1,250,000,000. Additional Securities of the same class may be issued under the Indenture (the “Additional Securities”). The Securities and the Additional Securities subsequently issued shall be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities of this series will not be subject to any sinking fund and will not be redeemable by the Company prior to Maturity, except in the limited circumstances described in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Security and (b) certain restrictive covenants and certain Events of Default upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, interest and Additional Amounts on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

This Security is a Global Security registered in the name of a nominee of the Depositary. This Global Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances hereinafter described. Unless and until it is exchanged in whole or in part for definitive Securities in certificated form, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

The Securities represented by this Global Security are exchangeable for definitive Securities in certificated form of like tenor as such Securities in denominations of $2,000 or an integral multiple of $1,000 in excess thereof only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company fails within 90 days thereafter to appoint a successor, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Any Securities that are exchangeable pursuant to the preceding sentence are exchangeable for certificated Securities issuable in authorized denominations and registered in such names as the Depositary shall direct. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of definitive Securities in certificated form is registerable in the Security Register upon surrender of the definitive Security for registration of transfer at the office or agency of the Company at any place where the principal of, premium, interest and Additional Amounts on the definitive Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Subject to the foregoing, this Global Security is not exchangeable, except for a Global Security or Global Securities of this issue of the same principal amount to be registered in the name of the Depositary or its nominee.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

THIS GLOBAL SECURITY SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

[PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Global Security, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company, with full power of substitution in the premises.

Dated: ______________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever.

Exhibit B

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the “Depositary”) to Royal Caribbean Cruises Ltd., as Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

ROYAL CARIBBEAN CRUISES LTD.
5.250% SENIOR NOTES DUE 2038

REGISTERED U.S.$ CUSIP: 78017T AD5 ISIN: US78017TAD54

REGISTERED
No.

Royal Caribbean Cruises Ltd., a Liberian corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of $          United States Dollars on February 27, 2038 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from February 27, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 27 and August 27 of each year, commencing August 27, 2026, at the rate of 5.250% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 13 or August 13 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and, if such payment is so made, no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any), interest and Additional Amounts on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest in immediately available funds may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the payee located inside the United States.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic (including DocuSign or other electronic platform) signature, this Security shall not be entitled to any benefit under the Indenture or the Fifth Supplemental Indenture hereinafter referred to or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ROYAL CARIBBEAN CRUISES LTD.

By:
Name:
Title:

[Signature Page to Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Signature Page to Global Note]

REVERSE OF SECURITY

This Security is one of a duly authorized issue of senior securities evidencing unsecured and unsubordinated indebtedness of the Company (herein called the “Securities”), issued and to be issued in one or more series under and pursuant to an Indenture, dated as of July 31, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a Third Supplemental Indenture, dated as of November 28, 2017, a Fourth Supplemental Indenture, dated as of October 1, 2025 and a Fifth Supplemental Indenture, dated as of February 27, 2026, each between the Company and the Trustee (herein collectively the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption or repayment provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), and may otherwise vary as provided in the Indenture. This Security is a Global Security representing U.S.$             aggregate principal amount of a series of Securities designated as the 5.250% Senior Notes due February 27, 2038 of the Company, initially limited in aggregate principal amount to U.S.$1,250,000,000. Additional Securities of the same class may be issued under the Indenture (the “Additional Securities”). The Securities and the Additional Securities subsequently issued shall be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities of this series will not be subject to any sinking fund and will not be redeemable by the Company prior to Maturity, except in the limited circumstances described in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Security and (b) certain restrictive covenants and certain Events of Default upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, interest and Additional Amounts on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

This Security is a Global Security registered in the name of a nominee of the Depositary. This Global Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances hereinafter described. Unless and until it is exchanged in whole or in part for definitive Securities in certificated form, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

The Securities represented by this Global Security are exchangeable for definitive Securities in certificated form of like tenor as such Securities in denominations of $2,000 or an integral multiple of $1,000 in excess thereof only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company fails within 90 days thereafter to appoint a successor, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Any Securities that are exchangeable pursuant to the preceding sentence are exchangeable for certificated Securities issuable in authorized denominations and registered in such names as the Depositary shall direct. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of definitive Securities in certificated form is registerable in the Security Register upon surrender of the definitive Security for registration of transfer at the office or agency of the Company at any place where the principal of, premium, interest and Additional Amounts on the definitive Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Subject to the foregoing, this Global Security is not exchangeable, except for a Global Security or Global Securities of this issue of the same principal amount to be registered in the name of the Depositary or its nominee.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

THIS GLOBAL SECURITY SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

[PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Global Security, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company, with full power of substitution in the premises.

Dated: ______________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever.